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                                                                    EXHIBIT 4.11

                          SUPPLEMENT NO. 1 TO INDENTURE

            SUPPLEMENT NO. 1, dated as of December 18, 2000 (the "Supplement"), between ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited liability company (the "Company"), and The Bank of New York, as trustee (the "Trustee") under the Indenture, dated as of July 20, 2000 (the "Indenture"), by and among the Company, as issuer, TV Filme Brasilia Servicos de Telecomunicacoes Ltda., TV Filme Goiania Servicos de Telecomunicacoes Ltda., TV Filme Belem Servicos de Telecomunicacoes Ltda., TV Filme Sistemas Ltda., TV Filme Operacoes Ltda., and Link Express Servicos de Telecomunicacoes Ltda., each a Brazilian limited liability company, as guarantors (collectively, the "Guarantors"), and the Trustee, relating to the Company's $35,000,000 aggregate principal amount of 12% Senior Secured Notes due 2004 (the "Notes").



                                    RECITALS

            WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Notes, issued as an amendment and restatement of the remaining US$35,000,000 outstanding principal balance due under the Company's promissory note, dated December 20, 1996, in the original principal amount of US$140,000,000 (the "Existing Note"), which was issued to TV Filme, Inc., a Delaware corporation ("TV Filme"), in a private placement offering and subsequently transferred by TV Filme to its successor, ITSA Ltd., a Cayman Islands corporation; and

            WHEREAS, the Company desires to amend the Indenture and the Notes to provide for the issuance of Certificated Notes in denominations of $250, and any integral multiple thereof, and to provide for the repurchase or redemption of Notes in denominations of $250, and any integral multiple thereof.

            NOW, THEREFORE, the Company and the Trustee agree as follows:

                                    ARTICLE I

            SECTION 1.01 All references to "$1,000" and "US$1,000" contained in Sections 2.7(b), 3.2, 4.10(b)(ii), 4.10(c), 4.14(a), 4.14(b) and 4.14(c) of the
Indenture, and in the form of Note attached as EXHIBIT A to the Indenture, are hereby deleted and replaced with "$250" and "US$250", respectively.

            SECTION 1.02 All references to "$1,000" and "US$1,000" contained in paragraphs 7 and 8 set forth on the back of the Notes heretofore issued, and in the section of such Notes entitled "Option of Holder to Elect Purchase", are hereby deleted and replaced with "$250" and "US$250", respectively.


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                                   ARTICLE II

                                  MISCELLANEOUS

            SECTION 2.01. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            SECTION 2.02. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

            SECTION 2.03. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first written above.

                    ITSA-INTERCONTINENTAL
                    TELECOMUNICACOES LTDA.



                    By:   /S/ HERMANO STUDART LINS DE ALBUQUERQUE
                        -----------------------------------------------
                            Name: Hermano Studart Lins de  Albuquerque
                            Title: Chief Executive Officer




                    THE BANK OF NEW YORK, AS TRUSTEE


                    By:  /S/ DEIRDRA N. ROSS
                        ------------------------------------------------
                            Name: Deirdra N. Ross
                            Title: Assistant Treasurer



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